Exhibit 99.1

FedEx Corp. Reports Third Quarter Results

MEMPHIS, Tenn., March 19, 2019 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the third quarter ended February 28 (adjusted measures exclude the items listed below for the applicable year):

	Fiscal 2019		Fiscal 2018
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$17.0 billion	$17.0 billion	$16.5 billion	$16.5 billion
Operating income	$911 million	$984 million	$858 million	$964 million
Operating margin	5.4%	5.8%	5.2%	5.8%
Net income	$739 million	$797 million	$2.07 billion	$1.02 billion
Diluted EPS	$2.80	$3.03	$7.59	$3.72

This year’s quarterly consolidated results have been adjusted to exclude TNT Express integration expenses and business realignment costs. Last year’s quarterly consolidated results were adjusted to exclude TNT Express integration expenses and the benefit of an estimated $1.15 billion reduction in the company’s net U.S. deferred tax liability attributable to the lower statutory rate enacted as part of the Tax Cuts and Jobs Act (TCJA). The adjustments are as follows:

Impact per diluted share	Third Quarter
	Fiscal 2019	Fiscal 2018
TNT Express integration expenses	$0.21	$0.34
Business realignment costs	0.01	—
Net U.S. deferred tax liability remeasurement	—	(4.21)

“Our third quarter financial results were below our expectations and we are focused on initiatives to improve our performance,” said Frederick W. Smith, FedEx Corp. chairman and chief executive officer. “Our investments in innovation, network infrastructure and automation will increase our competitiveness and drive long-term earnings growth. FedEx built and operates the preeminent global parcel and logistics network, and we have a lengthy track record of success.”

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Third Quarter Results

Operating income improved due to lower variable incentive compensation expenses, U.S. volume growth, a favorable net impact of fuel at all transportation segments and increased yields at FedEx Freight and FedEx Ground. Partially offsetting these benefits were higher costs at FedEx Ground, driven in part by increased purchased transportation rates and the January launch of year-round, six-day-per-week operations. Also, FedEx Express international revenue declined as a result of lower yields and unfavorable exchange rates. FedEx Express international and U.S. yields were down due primarily to higher growth in lower-yielding services and lower weight per shipment.

Net income includes tax benefits of $90 million ($0.34 per diluted share) from the recognition of certain tax loss carryforwards and approximately $60 million ($0.23 per diluted share) as a result of the enactment of the TCJA, primarily from a lower statutory income tax rate. These items were partially offset by a tax expense of $50 million ($0.19 per diluted share) related to new lower rates in the Netherlands applied to deferred tax balances. Last year’s results included a tax benefit of approximately $200 million ($0.75 per diluted share) from a pension contribution and a tax benefit of approximately $120 million ($0.44 per diluted share) attributable to a lower statutory income tax rate under the TCJA on first-half fiscal 2018 earnings.

“Slowing international macroeconomic conditions and weaker global trade growth trends continue, as seen in the year-over-year decline in our FedEx Express international revenue,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “We have launched our voluntary employee buyout program, constrained our hiring, are limiting discretionary spending and are reviewing additional actions to mitigate the lower-than-expected revenue trends.”

Outlook

FedEx is unable to forecast the fiscal 2019 year-end mark-to-market (MTM) retirement plan accounting adjustments. As a result, the company is unable to provide a fiscal 2019 earnings per share or effective tax rate (ETR) outlook on a GAAP basis.

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FedEx is now forecasting for fiscal 2019:

•	Earnings of $11.95 to $13.10 per diluted share before year-end MTM retirement plan accounting adjustments;

•

Earnings of $15.10 to $15.90 per diluted share before year-end MTM retirement plan accounting adjustments and excluding TNT Express integration expenses, costs related to a FedEx Ground legal matter, costs associated with business realignment activities (including the U.S.-based voluntary employee buyout program) and the revision to the provisional benefit from the remeasurement of the net U.S. deferred tax liability included in fiscal 2018 earnings;

•	ETR of 22% to 23% prior to year-end MTM retirement plan accounting adjustments; and

•	Capital spending of $5.6 billion.

These forecasts assume moderate U.S. domestic economic growth and no further weakening in international economic conditions from the company’s current forecast. FedEx’s ETR and earnings per share outlooks are based on the company’s current interpretations of the TCJA and related regulations and guidance, and are subject to change based on future guidance, as well as FedEx’s ability to defend its interpretations.

Fiscal 2019 pre-tax cash costs related to business realignment activities, including the voluntary buyout program for eligible U.S.-based employees, are expected to total $450 million to $575 million and should predominantly occur in the fourth quarter of fiscal 2019. Actual costs will depend on acceptance rates. Savings from business realignment activities are expected to be $225 million to $275 million in fiscal 2020. Similar programs are likely for employees in international regions.

FedEx continues to make progress on the integration of FedEx Express and TNT Express operations. In February, FedEx Express began to integrate its intra-European shipments into the TNT Express European road network. With this development, FedEx Express customers in Europe will on average see at least one business day of transit time improvement on 40% of all European lanes, with the full implementation expected in June.

Europe accounts for a significant percentage of the combined FedEx Express and TNT Express international revenue, workforce and facilities. Integration activities in Europe are complex and require consultations with works councils and employee representatives in a number of countries. While substantial progress on integration activities is expected to occur in fiscal 2020, particularly in Europe, integration work will continue into fiscal 2021.

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Integration expenses are expected to exceed $1.5 billion cumulatively through fiscal 2021 and additional costs may be incurred related to investments that will further transform and optimize the FedEx Express business. The timing and amount of integration expenses and other investments in any future period may change as plans are revised and implemented. The forecast for fiscal 2019 integration expenses is down slightly to $435 million.

“We are focused on offering innovative e-commerce solutions, increasing our revenue quality, reducing our cost to serve and completing the integration of TNT Express,” said Rajesh Subramaniam, FedEx Corp. president and chief operating officer. “We remain confident in the long-term strategic value of the FedEx Express/TNT Express combination and look forward to realizing the synergies from a single pickup-and-delivery network, single air and road network, back-office efficiencies and sustained revenue growth.”

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $69 billion, the company offers integrated business solutions through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 450,000 team members to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. To learn more about how FedEx connects people and possibilities around the world, please visit about.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks, and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m. EDT on March 19, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

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Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, a significant data breach or other disruption to our technology infrastructure, anti-trade measures and changes in international trade policies, our ability to successfully integrate the businesses and operations of FedEx Express and TNT Express in the expected time frame and at the expected cost and to achieve the expected benefits from the combined businesses, the impact of the United Kingdom’s vote to leave the European Union and the terms of its withdrawal, if it ultimately occurs, changes in fuel prices or currency exchange rates, our ability to match capacity to shifting volume levels, evolving or new U.S. domestic or international government regulation, future guidance, regulations, interpretations or challenges to our tax positions relating to the TCJA and our ability to defend our interpretations and realize the benefits of certain provisions of the TCJA, our ability to effectively operate, integrate, leverage and grow acquired businesses, our ability to successfully implement our cost-reduction initiatives and productivity enhancements, legal challenges or changes related to owner-operators engaged by FedEx Ground and the drivers providing services on their behalf, disruptions or modifications in service by, or changes in the business or financial soundness of, the U.S. Postal Service, the impact of any international conflicts or terrorist activities, our ability to successfully mitigate unique operational and regulatory risks relating to developments in technology and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Third Quarter Fiscal 2019 and Fiscal 2018 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted third quarter fiscal 2019 and 2018 consolidated operating income and margin, net income and diluted earnings per share, and adjusted third quarter fiscal 2019 and 2018 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•	TNT Express integration expenses incurred in fiscal 2019 and 2018;

•	Business realignment costs incurred in fiscal 2019; and

•	Net U.S. deferred tax liability remeasurement during fiscal 2018.

We have incurred and expect to incur significant expenses through fiscal 2021, and may incur additional expenses thereafter, in connection with our integration of TNT Express. We have adjusted our third quarter fiscal 2019 and 2018 consolidated financial measures and the FedEx Express segment third quarter fiscal 2019 and 2018 financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees, salaries and employee benefits, advertising expenses and travel. Internal salaries and employee benefits are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses also include any restructuring charges at TNT Express.

Costs related to business realignment activities (including the U.S.-based voluntary employee buyout program) are excluded from our third quarter fiscal 2019 consolidated non-GAAP financial measures because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

The provisional benefit from the remeasurement of our net U.S. deferred tax liability as of the date of the enactment of the TCJA is excluded from our third quarter fiscal 2018 consolidated non-GAAP financial measures because it results from the non-recurring impact of a significant change in the U.S. federal statutory income tax rate due to the enactment of the TCJA on our overall deferred tax position, which accumulated over many reporting periods prior to enactment. The adjustment to our third quarter fiscal 2018 consolidated financial measures related to the TCJA includes only this transitional impact.

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We have not included the benefit from our incremental pension contribution made in February 2018 and deductible against our prior year taxes at 35% in the adjustment because the contribution was made in connection with our ongoing pension management strategy. Additionally, we have not included the benefit attributable to the phase-in of the reduced tax rate applied to our fiscal 2018 earnings in the adjustment because the impact of the reduced tax rate on current year earnings will be ongoing. Finally, we have not included the provisional benefit related to the one-time transition tax on previously deferred foreign earnings in the adjustment because the amount of this provisional benefit at the end of the third quarter of fiscal 2018 was not material to our overall tax position.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

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Fiscal 2019 Earnings Per Share and ETR Forecasts

Our fiscal 2019 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes the fiscal 2019 year-end MTM retirement plan accounting adjustments, estimated fiscal 2019 TNT Express integration expenses, costs related to a FedEx Ground legal matter, estimated fiscal 2019 business realignment costs and the fiscal 2019 revision to the provisional benefit from the remeasurement of our net U.S. deferred tax liability included in our fiscal 2018 earnings. Our fiscal 2019 ETR forecast is a non-GAAP financial measure because it excludes the impact of the fiscal 2019 year-end MTM retirement plan accounting adjustments.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. The fiscal 2019 year-end MTM retirement plan accounting adjustments and costs related to the settlement of a legal matter involving FedEx Ground are excluded from our fiscal 2019 EPS and ETR forecasts, as described for each measure above, because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

The fiscal 2019 revision to the provisional benefit from the remeasurement of our net U.S. deferred tax liability included in our fiscal 2018 earnings is excluded from our fiscal 2019 EPS forecast for the same reasons described above for the initial provisional benefit excluded from our third quarter fiscal 2018 consolidated financial measures. Estimated fiscal 2019 TNT Express integration expenses and business realignment costs are excluded from our fiscal 2019 EPS forecast for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the year-end MTM retirement plan accounting adjustments, as they are significantly impacted by changes in interest rates and the financial markets, so such adjustments are not included in our fiscal 2019 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2019 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2019 year-end MTM retirement plan accounting adjustments could have a material impact on our fiscal 2019 consolidated financial results and ETR.

The table included below titled “Fiscal 2019 Earnings Per Share Forecast” outlines the impacts of the items that are excluded from our fiscal 2019 EPS forecast, other than the year-end MTM retirement plan accounting adjustments.

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Third Quarter Fiscal 2019

FedEx Corporation

Dollars in millions, except EPS

	Operating		Income Taxes[1]	Net Income[2]	Diluted Earnings Per Share[3]
	Income	Margin
GAAP measure	$911	5.4%	$192	$739	$2.80
TNT Express integration expenses[4]	69	0.4%	14	55	0.21
Business realignment costs[5]	4	0.0%	1	3	0.01

Non-GAAP measure	$984	5.8%	$207	$797	$3.03

FedEx Express Segment

Dollars in millions

	Operating
	Income	Margin
GAAP measure	$370	4.1%
TNT Express integration expenses	56	0.6%

Non-GAAP measure	$426	4.7%

Third Quarter Fiscal 2018

FedEx Corporation

Dollars in millions, except EPS

	Operating		Income Taxes[1]	Net Income[2]	Diluted Earnings Per Share
	Income	Margin
GAAP measure	$858	5.2%	($1,200)	$2,074	$7.59
Net U.S. deferred tax liability remeasurement	—	—	1,150	(1,150)	(4.21)
TNT Express integration expenses[4]	106	0.6%	14	92	0.34

Non-GAAP measure	$964	5.8%	($36)	$1,016	$3.72

FedEx Express Segment

Dollars in millions

	Operating
	Income	Margin
GAAP measure	$317	3.5%
TNT Express integration expenses	86	0.9%

Non-GAAP measure	$403	4.4%

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Fiscal 2019 Earnings Per Share Forecast

Dollars in millions, except EPS

	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before year-end MTM retirement plan accounting adjustments (non-GAAP)[6,7]		$11.95 to $13.10
TNT Express integration expenses	$435
Income tax effect[1]	(85)

Net of tax effect	$350	1.32
FedEx Ground legal matter	$ 46
Income tax effect[1]	—

Net of tax effect	$46	0.17
Net U.S. deferred tax liability remeasurement	$ —
Income tax effect[1]	(4)

Net of tax effect	$ 4	0.02
Business realignment costs[5]	$575 to $450
Income tax effect[1]	(140) to (110)

Net of tax effect	$435 to $340	1.64 to 1.29

Earnings per diluted share with adjustments[6,8]		$15.10 to $15.90

Notes:

1	–	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction, and give consideration to the effects of the TCJA on the applicable rates.

2	–	Effect of “Total other (expense) income” on net income amount not shown.

3	–	Does not sum to total due to rounding.

4	–	These expenses, including restructuring charges, were recognized at FedEx Corporate and FedEx Express.

5	–	Business realignment costs are recognized at FedEx Corporate.

6	–	The year-end MTM retirement plan accounting adjustments, which are impracticable to calculate at this time, are excluded.

7	–	Previous forecast was $12.65 to $13.40. Using the same methodology in the above table for the adjustment for business realignment activities, the previous forecast should have been $12.30 to $13.75.

8	–	Previous forecast was $15.50 to $16.60.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2019

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended February 28				Nine Months Ended February 28
	2019	2018	%		2019	2018	%
Revenue:
FedEx Express segment	$9,005	$9,098		(1%)	$27,831	$26,574		5%
FedEx Ground segment	5,261	4,828		9%	15,202	13,598		12%
FedEx Freight segment	1,750	1,613		8%	5,627	4,950		14%
FedEx Services segment	402	397		1%	1,248	1,213		3%
Eliminations and other	592	590		—	1,978	1,801		10%

Total Revenue	17,010	16,526		3%	51,886	48,136		8%

Operating Expenses:
Salaries and employee benefits[1]	6,069	6,124		(1%)	18,589	17,677		5%
Purchased transportation	4,253	3,935		8%	12,566	11,220		12%
Rentals	874	873		—	2,533	2,526		—
Depreciation and amortization	851	786		8%	2,487	2,293		8%
Fuel	907	914		(1%)	2,945	2,435		21%
Maintenance and repairs	658	628		5%	2,144	1,968		9%
Business realignment costs[2]	4	—	N	M	4	—	N	M
Other	2,483	2,408		3%	7,468	7,073		6%

Total Operating Expenses[1]	16,099	15,668		3%	48,736	45,192		8%

Operating Income:
FedEx Express segment[1]	370	317		17%	1,357	1,238		10%
FedEx Ground segment[1]	577	614		(6%)	1,830	1,716		7%
FedEx Freight segment[1]	97	49		98%	421	322		31%
Corporate, eliminations and other[1]	(133)	(122)		9%	(458)	(332)		38%

Total Operating Income[1]	911	858		6%	3,150	2,944		7%

Other Income (Expense):
Interest, net	(135)	(125)		8%	(393)	(363)		8%
Other retirement plans income[1]	158	143		10%	474	436		9%
Other, net	(3)	(2)	N	M	(22)	(22)	N	M

Total Other Income[1]	20	16		25%	59	51		16%
Income Before Income Taxes	931	874		7%	3,209	2,995		7%
Provision for Income Taxes	192	(1,200)	N	M	700	(450)	N	M

Net Income	$739	$2,074		(64%)	$2,509	$3,445		(27%)

Diluted Earnings Per Share	$2.80	$7.59		(63%)	$9.41	$12.63		(25%)

Weighted Average Common and Common Equivalent Shares	263	273		(4%)	266	272		(2%)
Capital Expenditures	$1,123	$1,372		(18%)	$3,757	$3,994		(6%)

1 - Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.

2 - Predominantly costs associated with the voluntary employee buyout program.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Third Quarter Fiscal 2019

(In millions)

	Feb. 28, 2019 (Unaudited)	May 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$2,872	$3,265
Receivables, less allowances	9,037	8,481
Spare parts, supplies and fuel, less allowances	546	525
Prepaid expenses and other	1,045	1,070

Total current assets	13,500	13,341

Property and Equipment, at Cost	58,164	55,121
Less accumulated depreciation and amortization	28,396	26,967

Net property and equipment	29,768	28,154

Other Long-Term Assets
Goodwill	6,916	6,973
Other assets	4,280	3,862

Total other long-term assets	11,196	10,835

	$54,464	$52,330

LIABILITIES AND COMMON STOCKHOLDERS’ INVESTMENT
Current Liabilities
Short-term borrowings	$225	$—
Current portion of long-term debt	973	1,342
Accrued salaries and employee benefits	1,659	2,177
Accounts payable	3,156	2,977
Accrued expenses	3,243	3,131

Total current liabilities	9,256	9,627

Long-Term Debt, Less Current Portion	17,218	15,243

Other Long-Term Liabilities
Deferred income taxes	3,211	2,867
Pension, postretirement healthcare and other benefit obligations	1,847	2,187
Self-insurance accruals	1,861	1,784
Deferred lease obligations	512	551
Deferred gains, principally related to aircraft transactions	118	121
Other liabilities	547	534

Total other long-term liabilities	8,096	8,044

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,209	3,117
Retained earnings	26,650	24,823
Accumulated other comprehensive loss	(737)	(578)
Treasury stock, at cost	(9,260)	(7,978)

Total common stockholders’ investment	19,894	19,416

	$54,464	$52,330

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Third Quarter Fiscal 2019

(In millions)

(Unaudited)

	Nine Months Ended February 28
	2019	2018
Operating Activities:
Net income	$2,509	$3,445
Noncash charges:
Depreciation and amortization	2,487	2,293
Other, net	612	(602)
Changes in operating assets and liabilities, net	(2,285)	(3,974)

Net cash provided by operating activities	3,323	1,162
Investing Activities:
Capital expenditures	(3,757)	(3,994)
Business acquisitions, net of cash acquired	—	(44)
Proceeds from asset dispositions and other	62	21

Net cash used in investing activities	(3,695)	(4,017)
Financing Activities:
Proceeds from short-term borrowings, net	220	797
Principal payments on debt	(874)	(31)
Proceeds from debt issuances	2,463	1,481
Proceeds from stock issuances	58	284
Dividends paid	(514)	(402)
Purchase of treasury stock	(1,365)	(558)
Other, net	5	6

Cash (used in) provided by financing activities	(7)	1,577

Effect of exchange rate changes on cash	(14)	98

Net decrease in cash and cash equivalents	(393)	(1,180)
Cash and cash equivalents at beginning of period	3,265	3,969

Cash and cash equivalents at end of period	$2,872	$2,789

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2019

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28				Nine Months Ended February 28
	2019	2018	%		2019	2018	%
Revenues:
Package Revenue:
U.S. Overnight Box	$1,844	$1,836		—	$5,678	$5,373		6%
U.S. Overnight Envelope	433	435		—	1,345	1,317		2%

Total U.S. Overnight	2,277	2,271		—	7,023	6,690		5%
U.S. Deferred	1,119	996		12%	3,131	2,796		12%

Total U.S. Package Revenue	3,396	3,267		4%	10,154	9,486		7%

International Priority	1,738	1,841		(6%)	5,508	5,469		1%
International Economy	806	793		2%	2,541	2,378		7%

Total International Export Package	2,544	2,634		(3%)	8,049	7,847		3%
International Domestic[1]	1,078	1,140		(5%)	3,412	3,424		—

Total Package Revenue	7,018	7,041		—	21,615	20,757		4%
Freight Revenue:
U.S.	772	739		4%	2,294	2,040		12%
International Priority	477	532		(10%)	1,574	1,527		3%
International Economy	495	492		1%	1,568	1,354		16%
International Airfreight	76	93		(18%)	244	276		(12%)

Total Freight Revenue	1,820	1,856		(2%)	5,680	5,197		9%
Other Revenue	167	201		(17%)	536	620		(14%)

Total FedEx Express Revenue	$9,005	$9,098		(1%)	$27,831	$26,574		5%
Operating Expenses:
Salaries and employee benefits[2]	3,389	3,493		(3%)	10,303	10,046		3%
Purchased transportation	1,267	1,285		(1%)	3,928	3,773		4%
Rentals and landing fees	504	526		(4%)	1,448	1,502		(4%)
Depreciation and amortization	456	423		8%	1,341	1,248		7%
Fuel	771	782		(1%)	2,515	2,088		20%
Maintenance and repairs	433	419		3%	1,449	1,323		10%
Intercompany charges[2]	505	536		(6%)	1,571	1,547		2%
Other	1,310	1,317		(1%)	3,919	3,809		3%

Total Operating Expenses[2]	8,635	8,781		(2%)	26,474	25,336		4%

Operating Income[2]	$370	$317		17%	$1,357	$1,238		10%

Operating Margin[2]	4.1%	3.5%	0.6	pts	4.9%	4.7%	0.2	pts

1 - International Domestic relates to international intra-country operations.

2 - Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Third Quarter Fiscal 2019

(Unaudited)

	Three Months Ended February 28			Nine Months Ended February 28
	2019	2018	%	2019	2018	%
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,307	1,315	(1%)	1,282	1,249	3%
U.S. Overnight Envelope	524	541	(3%)	536	548	(2%)

Total U.S. Overnight Package	1,831	1,856	(1%)	1,818	1,797	1%
U.S. Deferred	1,224	1,026	19%	1,071	946	13%

Total U.S. Domestic Package	3,055	2,882	6%	2,889	2,743	5%

International Priority	530	537	(1%)	537	532	1%
International Economy	289	266	9%	289	265	9%

Total International Export Package	819	803	2%	826	797	4%
International Domestic[1]	2,410	2,467	(2%)	2,491	2,473	1%

Total Average Daily Packages	6,284	6,152	2%	6,206	6,013	3%

Yield (Revenue Per Package):
U.S. Overnight Box	$22.75	$22.53	1%	$23.32	$22.64	3%
U.S. Overnight Envelope	13.31	12.97	3%	13.21	12.64	5%

U.S. Overnight Composite	20.05	19.74	2%	20.34	19.59	4%
U.S. Deferred	14.76	15.66	(6%)	15.38	15.56	(1%)

U.S. Domestic Composite	17.93	18.29	(2%)	18.50	18.20	2%

International Priority	52.95	55.25	(4%)	54.01	54.10	—
International Economy	44.94	48.01	(6%)	46.28	47.24	(2%)

Total International Export Composite	50.12	52.85	(5%)	51.31	51.82	(1%)
International Domestic[1]	7.21	7.45	(3%)	7.21	7.29	(1%)

Composite Package Yield	$18.01	$18.46	(2%)	$18.33	$18.17	1%

FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	8,905	8,757	2%	8,705	8,311	5%
International Priority	5,030	5,389	(7%)	5,326	5,302	—
International Economy	14,067	13,209	6%	14,292	12,215	17%
International Airfreight	1,615	1,951	(17%)	1,697	1,982	(14%)

Total Avg Daily Freight Pounds	29,617	29,306	1%	30,020	27,810	8%

Revenue Per Freight Pound:
U.S.	$1.40	$1.36	3%	$1.39	$1.29	8%
International Priority	1.53	1.60	(4%)	1.56	1.52	3%
International Economy	0.57	0.60	(5%)	0.58	0.58	—
International Airfreight	0.76	0.77	(1%)	0.76	0.73	4%

Composite Freight Yield	$0.99	$1.02	(3%)	$1.00	$0.98	2%

Operating Weekdays	62	62	—	190	190	—

1 - International Domestic relates to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2019

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28				Nine Months Ended February 28
	2019	2018	%		2019	2018	%
FINANCIAL HIGHLIGHTS
Revenue	$5,261	$4,828		9%	$15,202	$13,598		12%
Operating Expenses:
Salaries and employee benefits[1]	874	799		9%	2,570	2,246		14%
Purchased transportation	2,466	2,154		14%	6,870	5,944		16%
Rentals	204	192		6%	595	566		5%
Depreciation and amortization	185	177		5%	538	504		7%
Fuel	4	4		—	11	10		10%
Maintenance and repairs	86	75		15%	247	227		9%
Intercompany charges[1]	371	374		(1%)	1,162	1,099		6%
Other	494	439		13%	1,379	1,286		7%

Total Operating Expenses[1]	4,684	4,214		11%	13,372	11,882		13%

Operating Income[1]	$577	$614		(6%)	$1,830	$1,716		7%

Operating Margin[1]	11.0%	12.7%	(1.7	pts)	12.0%	12.6%	(0.6 p	ts)

OPERATING STATISTICS
Operating Weekdays	62	62		—	190	190		—
Average Daily Package Volume (000s)	9,550	8,993		6%	8,992	8,408		7%
Yield (Revenue Per Package)	$8.87	$8.64		3%	$8.88	$8.49		5%

1 - Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2019

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28				Nine Months Ended February 28
	2019	2018	%		2019	2018	%
FINANCIAL HIGHLIGHTS
Revenue	$1,750	$1,613	8%		$5,627	$4,950		14%
Operating Expenses:
Salaries and employee benefits[1]	865	816	6%		2,712	2,429		12%
Purchased transportation	213	204	4%		722	610		18%
Rentals	45	41	10%		129	114		13%
Depreciation and amortization	88	76	16%		242	216		12%
Fuel	131	127	3%		418	336		24%
Maintenance and repairs	53	52	2%		178	167		7%
Intercompany charges[1]	128	129	(1%)		403	381		6%
Other	130	119	9%		402	375		7%

Total Operating Expenses[1]	1,653	1,564	6%		5,206	4,628		12%

Operating Income[1]	$97	$49	98%		$421	$322		31%

Operating Margin[1]	5.5%	3.0%	2.5 p	ts	7.5%	6.5%	1.0 p	ts

OPERATING STATISTICS
Operating Weekdays	61	62	(2%)		188	189		(1%)
Average Daily Shipments (000s)
Priority	73.2	69.7	5%		78.7	73.5		7%
Economy	32.7	30.6	7%		34.3	31.5		9%

Total Average Daily Shipments	105.9	100.3	6%		113.0	105.0		8%
Weight Per Shipment (lbs)
Priority	1,210	1,232	(2%)		1,211	1,205		—
Economy	1,106	1,133	(2%)		1,050	1,144		(8%)

Composite Weight Per Shipment	1,178	1,202	(2%)		1,162	1,187		(2%)
Revenue/Shipment
Priority	$253.35	$242.49	4%		$249.78	$233.31		7%
Economy	308.44	295.31	4%		299.17	285.99		5%

Composite Revenue/Shipment	$270.82	$259.20	4%		$264.89	$249.32		6%
Revenue/CWT
Priority	$20.94	$19.67	6%		$20.63	$19.37		7%
Economy	27.89	26.07	7%		28.48	24.99		14%

Composite Revenue/CWT	$22.99	$21.56	7%		$22.79	$21.01		8%

1 - Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.